                                                                 Exhibit 10.14c

                            STOCK PURCHASE AGREEMENT
                            ------------------------


           This Agreement, dated as of September 30, 1997, is by and between UNIFRAX CORPORATION, a Delaware corporation, ("Seller") and BP EXPLORATION (ALASKA) INC., a Delaware corporation, ("Purchaser").

           WHEREAS, Seller is a Delaware corporation authorized to issue preferred stock as set forth in the Certificate of Incorporation of Seller, amended by a Certificate of Amendment dated April 21, 1997; and

           WHEREAS, Purchaser is currently the holder of 2,000 shares of the common stock of Seller; and

           WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 166.67 shares of the preferred stock of Seller, subject to the terms and conditions of this Agreement.

           NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

           0.1 Transfer of Shares. Subject to the terms and conditions contained in this Agreement, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, One Hundred Sixty-Six and 67/100 (166.67) shares of the preferred stock of Seller (the "Shares").

           0.2 Purchase Price. Purchaser shall pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Shares an amount equal to $250,000 (the "Purchase Price"). As payment of the Purchase Price, Purchaser shall, at its option, (a) pay to Seller $250,000 in cash or (b) issue to Seller a credit in the amount of $250,000 against interest payable pursuant to the Subordinated Promissory Note of Seller, dated October 30, 1996, in the original principal amount of $7,000,000 (the "Note").

           0.3 Pre-Emptive Rights. Purchaser acknowledges that the right to purchase the Shares pursuant to this Agreement satisfies any right it may have to purchase any shares of the preferred stock of the Seller in connection with Seller's sale of 1,500 shares of such preferred stock to Unifrax Holding Co., whether pursuant to the Stockholders Agreement, dated as of October 30, 1996, among Seller, Purchaser and Unifrax Holding Co. (the "Stockholders Agreement"), applicable law or otherwise.

                                   ARTICLE 1
                                    CLOSING
                                    -------

           2.1 Effective Date. The transfer referred to in Section 1.1 of this Agreement shall be effective (the "Closing Date") as of the earlier of (a) Purchaser's tendering to Seller $250,000 in cash or (b) October 30, 1997 (or, if any reason the first interest payment to be made by Seller to Purchaser under the Note is not made on or prior to October 30, 1997, November 9, 1997).

           2.2 Certificate. Seller shall issue to Purchaser on the Closing Date a certificate evidencing Purchaser's ownership of the Shares. Such certificate shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Purchaser.

           2.3 Payment. Purchaser shall pay the Purchase Price on the Closing Date. If Purchaser decides to pay the Purchase Price by issuing to Seller a credit in the amount of $250,000 against interest payable pursuant to the Note, Purchaser shall execute and deliver to Seller a receipt or other documentation requested by Seller in connection with such credit.

           2.4 Termination. If for any reason the Purchase Price is not received by Seller on or before the Closing Date, Seller shall so notify Purchaser and Purchaser shall have two business days after such notification to pay the Purchase Price. If the Purchase Price is not received by Seller prior to the expiration of those two business days, this Agreement shall automatically terminate and Purchaser shall not have any right to purchase the Shares, whether pursuant to this Agreement, the Stockholders Agreement, applicable law or otherwise. Notwithstanding the termination of this Agreement pursuant to this Section, Seller reserves all rights and remedies it may have against Purchaser in connection with the failure to pay the Purchase Price pursuant to this Agreement.

           2.5 Time is of the Essence. Time is of the essence under this Agreement.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

           Seller hereby represents and warrants to Purchaser as follows:

           2.1 Title. Seller is transferring to Purchaser on the Closing Date good and marketable title to the Shares pursuant to this Agreement, free and clear of any lien, security interest or encumbrance of any kind.

           2.2 Authorization. Seller has all necessary power and authority, and has taken all action necessary, to (a) execute and deliver this Agreement,
(b) consummate on the Closing

Date the transaction contemplated by this Agreement and (c) perform its obligations pursuant to this Agreement.

           2.3 Enforceability. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that the validity, binding effect or enforceability of this Agreement may be limited or otherwise affected by (a) any bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights and remedies generally or (b) principles of equity.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

           Purchaser hereby represents and warrants to Seller as follows:

           3.1 Authorization. Purchaser has all necessary power and authority, and has taken all action necessary, to (a) execute and deliver this Agreement,
(b) consummate on the Closing Date the transaction contemplated by this Agreement and (c) perform its obligations pursuant to this Agreement.

           3.2 Enforceability. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that the validity, binding effect or enforceability of this Agreement may be limited or otherwise affected by (a) any bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights and remedies generally or (b) principles of equity.

                                   ARTICLE 5
                                INDEMNIFICATIONS
                                ----------------

           5.1 Seller. Seller shall indemnify and hold harmless Purchaser from and against each claim, damage, expense, liability or loss incurred by Purchaser (including, but not limited to, any fees and expenses of counsel to Purchaser) to the extent such claim, damage, expense, liability or loss results from any warranty or representation made by Seller being untrue or misleading in any respect.

           5.2 Purchaser. Purchaser shall indemnify and hold harmless Seller from and against each claim, damage, expense, liability or loss incurred by Seller (including, but not limited to, any fees and expenses of counsel to Seller) to the extent such claim, damage, expense, liability or loss results from any warranty or representation made by Purchaser being untrue or misleading in any respect.

                                   ARTICLE 6
                                 MISCELLANEOUS
                                 -------------


           6.1 Applicable Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

           6.2 Headings. The headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

           6.3 Waiver. No failure of Seller or Purchaser to require, and no delay by Seller or Purchaser in requiring, the other to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of Seller or Purchaser to exercise, and no delay by Seller or Purchaser in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by Seller or Purchaser of any right or remedy under this Agreement shall be effective unless made in writing. Any waiver by Seller or Purchaser of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

           6.4 Binding. This Agreement shall be binding upon Seller and Purchaser and upon each successor and assignee of Seller and Purchaser and shall inure to the benefit of, and be enforceable by, Seller and Purchaser and each successor and assignee of Seller and Purchaser; provided, however, that neither Seller nor Purchaser shall assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other party.

           6.5 Entire Agreement. This Agreement contains the entire agreement between Seller and Purchaser with respect to the subject of this Agreement, and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each oral agreement and representation previously made, by Seller or Purchaser with respect thereto, whether or not relied or acted upon.

           6.6 Modification. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by Seller or Purchaser, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement, impair or otherwise affect any obligation of Seller or Purchaser pursuant to this Agreement or otherwise or operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in a writing duly executed by Seller and Purchaser.

           6.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.


           IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement on the day and year indicated at the beginning of this Agreement.

                              UNIFRAX CORPORATION



                              BY /S/WILLIAM P. KELLY
                                 -----------------------------
                                 NAME: WILLIAM P. KELLY
                                 TITLE:   PRESIDENT

                              BP EXPLORATION (ALASKA) INC.



                              BY /S/P. D. WILBUR
                                 -----------------------------
                                 NAME: PETER D. WILBUR
                                 TITLE:   SECRETARY